                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ----------------

                                  FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 16, 1997

                          MOLTEN METAL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                      0-21042                    52-1659959
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)


400-2 Totten Pond Road, Waltham, Massachusetts                      02154
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (617) 487-9700

Item 2.  Acquisition or Disposition of Assets

      In August 1994, Molten Metal Technology, Inc. (the "Company" or "MMT") entered into a series of related agreements with Martin Marietta Corporation to form M4 Environmental L.P. ("M4"), a 50/50 joint venture. Martin Marietta has since merged into Lockheed Martin Corporation ("LMC"), with LMC as the surviving entity. Pursuant to these agreements, the Company and LMC formed M4, a Delaware limited partnership, to commercialize the Company's proprietary Catalytic Extraction Processing ("CEP") technology to service the environmental remediation, waste management, decontamination and decommissioning needs of the U.S. Department of Defense ("DoD"), the U.S. Department of Energy ("DOE") and the United States Enrichment Corporation. In April 1996, the Company and LMC expanded M4 through the acquisition by M4 of the Retech division of Lockheed Environmental Systems & Technologies Co., a wholly-owned subsidiary of LMC. The Retech division designs and manufactures metallurgical equipment and waste processing systems that utilize a plasma technology. In June 1997, the Company and LMC completed a restructuring of their relationship with respect to M4's market.

      The restructuring entailed five principal changes in the relationship between LMC and MMT: (1) LMC has the exclusive right to lead and pursue contracts for the Hanford radioactive tanked waste cleanup project described below, and MMT will provide directly to LMC certain construction and development services with respect to Quantum-CEP(R) ("Q-CEP(R)"); (2) MMT and LMC formed a new limited liability company to be their exclusive vehicle to deliver processing services to customers in the chemical demilitarization market worldwide; (3) MMT has the exclusive right to lead and pursue worldwide opportunities for processing depleted uranium hexafluoride ("DUF(6)"); (4) MMT has become the sole owner of M4, which will continue to own and operate its primary remaining asset, the M4 Technology Center; and (5) the Retech division of M4 has been transferred to LMC.

          Hanford Project. As part of the LMC team for the Hanford project, LMC offered to purchase and MMT has agreed to deliver a pilot-scale, demonstration CEP plant in 1997 for a fixed price of $5 million. This plant will be used to process surrogate Hanford tank waste. Additionally, LMC has agreed to fund certain development work with respect to Q-CEP for possible application to the Hanford project. LMC has informed the DOE that LMC currently intends to propose an alternative technology, vitrification, as its baseline processing technology for Phase 1B of the Hanford contract. However, in connection with the development work to be performed by MMT, LMC and MMT have agreed to develop a technology insertion plan for the possible inclusion of Q-CEP in the Hanford project if such development work is successful. LMC has informed the DOE of its intention to develop this technology insertion plan. If the LMC team is awarded a contract under Phase 1B of the Hanford cleanup program and Q-CEP is used in the Phase 1B performance, LMC has agreed to pay MMT a fee of $15 million. $5 million of this fee will be payable on award of the contract and the remaining $10 million will be payable upon timely delivery and acceptance of a CEP production plant pursuant to terms to be agreed upon by LMC and MMT. MMT also is entitled to an on-going royalty of 3.5% of all revenues generated from the processing of waste in equipment supplied by MMT under the Hanford contract. There can be no assurances that LMC will include Q-CEP in any proposal for any Phase 1B contract or that LMC will submit a bid for Phase 1B. There also can be no assurances that DOE will award a Phase 1B contract to the LMC team or that, even if it does so, Q-CEP will prove to be satisfactory to the DOE for processing the Hanford waste.

            Chemical Weapons Demilitarization. The limited liability company (the "LLC") formed by MMT and LMC has exclusive worldwide rights to commercialize CEP for the chemical weapons demilitarization market. The LLC is owned 50/50 by subsidiaries of LMC and MMT, and each of them will share 50/50 in the ownership, funding, profits and losses with respect to each project undertaken by the LLC, unless otherwise agreed by the parties. MMT is entitled to success fees of up to an aggregate of $25 million in connection with the successful deployment of CEP systems to process chemical weapons, each success fee to be paid from revenues generated by the CEP plant to which it relates. An additional $3.5 million fee will be payable to MMT out of the LLC's cash flow from operations upon MMT's successful technical demonstration of the processing of Japanese chemical weapons surrogates using CEP. The LLC has an initial term of five years. In connection with the formation of the LLC, MMT granted the LLC an exclusive license (including the right to sublicense to qualified third parties) to design, construct, own and operate CEP plants for the processing of chemical weapons. Each of the LLC and LMC have agreed to assign to the Company all intellectual property rights related to CEP which they may develop during the term of the agreement.

      M4 Technology Center. As sole owner of M4, MMT is responsible for the future operations of the M4 Technology Center, and is entitled to all future revenues from such operations. The $38 million aggregate principal amount of bonds issued by the Industrial Development Board of Oak Ridge relating to the M4 Technology Center remain outstanding, LMC's guarantee of these bonds remains in place, and each of LMC and MMT is responsible for 50% of the principal, interest and other costs relating to these bonds.

      DUF(6). MMT and LMC have agreed that MMT will have the exclusive right to lead and pursue worldwide opportunities for processing DUF(6). LMC has agreed not to pursue this market for five years except that, at the request of MMT, LMC will consider participating in this market jointly with MMT on a case-by-case basis, subject to mutual agreement of the parties.

      LMC and MMT also have established a strategic alliance committee, in the form of a limited liability company governed by three directors from each company, to review and monitor the relationships created by the restructuring and to evaluate new market opportunities within the DOE and DoD markets. Prior to pursuing any such opportunity alone, each of LMC and MMT will be obligated to first offer such opportunity to the other party by presenting it to the strategic alliance committee. The committee would determine whether such opportunity would be pursued jointly by the parties and the terms thereof. If the committee does not elect to pursue the opportunity jointly, either party would be free to pursue it alone.

      In connection with the restructuring, (i) LMC terminated its line of credit with M4 and deemed the approximately $15.8 million aggregate principal and accrued interest outstanding thereunder to have been paid in full, and (ii) MMT contributed $14.6 million in outstanding accounts receivable to the capital of M4. LMC and MMT generally will share equally in substantially all of the costs of the restructuring.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Businesses Acquired.

      The required financial statements set forth in the list below are filed as part of this Report on pages F-1 through F-15.


            Report of Independent Accountants.
            Balance Sheet as of December 31, 1996 and 1995.
            Statement of Operations for the years ended December 31, 1996 and 1995.
            Statement of Changes in Partner's Capital (Deficit) as of December 31, 1996 and 1995.
            Statement of Cash Flows for the years ended December 31, 1996 and 1995.
            Notes to Financial Statements.

      (b)   Pro Forma Financial Information.


      The pro forma financial information set forth in the list below is filed as part of this Report on pages F-16 through F-17.


      Pro Forma Balance Sheet as of December 31, 1996
      Pro Forma Statement of Operations for the year ended December 31, 1996

      (c)   Exhibits.  The following are filed as exhibits to this Report:

*Exhibit 2.1      Master Restructuring Agreement dated as of June 16, 1997
                  between the Company and Lockheed Martin Corporation.

 Exhibit 10.1 Limited Liability Company Agreement of Lockheed Martin Chemical Demilitarization Systems LLC dated as of June 16, 1997.

 Exhibit 10.2 License Agreement dated as of June 16, 1997 between the Company, Lockheed Martin Chemical Demilitarization Systems LLC, and Lockheed Martin Corporation.

*Exhibit 10.3     Transfer Agreement dated as of June 16, 1997 between the
                  Company, Lockheed Martin Advanced Environmental Systems, Inc.,
                  M4 Environmental L.P., and Lockheed Martin Corporation.

+Exhibit 10.4     Press Release dated June 18, 1997 issued by the Company.

 Exhibit 23.1     Consent of Price Waterhouse LLP.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MOLTEN METAL TECHNOLOGY, INC.



Date: August 29, 1997               By:  /s/ Benjamin T. Downs
                                         ------------------------
                                         Benjamin T. Downs
                                         Executive Vice President of Finance and
                                         Administration



--------

* Confidential portions of Exhibits 2.1 and 10.3 have been omitted and confidential treatment has been requested for such portions. Complete copies of such exhibits have been filed separately with the Securities and Exchange Commission.
+ Previously Filed

M4 ENVIRONMENTAL L. P.
(EXCLUDING THE RETECH DIVISION)
FINANCIAL STATEMENTS
DECEMBER 31, 1996

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Molten Metal Technology, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of changes in partners' capital (deficit) and of cash flows present fairly, in all material respects, the financial position of M4 Environmental L.P. (excluding the Retech division) at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP

Boston, Massachusetts
June 16, 1997

M4 ENVIRONMENTAL L. P.
(EXCLUDING THE RETECH DIVISION)
BALANCE SHEET
-------------------------------------------------------------------------------

                                                                  December 31,
                                                            1996               1995
ASSETS
Current assets:
   Cash and cash equivalents                            $    145,337        $ 5,610,000
   Accounts receivable                                       579,624                 --
   Prepaid expenses and other current assets                 507,099            225,147
   Due from related parties                                1,468,771             43,887
                                                        ------------        -----------


      Total current assets                                 2,700,831          5,879,034

Property, plant and equipment, net                        21,803,229         28,894,764
Technology and market rights, net                         10,083,700         12,114,286
Debt issuance costs, net                                     277,742                 --
                                                        ------------        -----------


                                                        $ 34,865,502        $46,888,084
                                                        ------------        -----------


LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Current liabilities:
   Accounts payable                                     $  5,470,111        $ 4,291,224
   Accrued expenses and other current liabilities          8,203,989          1,299,146
   Due to MMT                                             21,527,000         15,103,621
   Line of credit - LMC                                   10,000,000                 --
                                                        ------------        -----------


      Total current liabilities                           45,201,100         20,693,991

Long-term debt                                            38,000,000                 --
                                                        ------------        -----------


                                                          83,201,100         20,693,991
                                                        ------------        -----------


Commitments and contingencies (Note 11)
                                                        ------------        -----------


Partners' (deficit) capital                              (48,335,598)        26,194,093
                                                        ------------        -----------


                                                        $ 34,865,502        $46,888,084
                                                        ============        ===========



                     The accompanying notes are an integral
                       part of these financial statements.

M4 ENVIRONMENTAL L. P.
(EXCLUDING THE RETECH DIVISION)
STATEMENT OF OPERATIONS
-------------------------------------------------------------------------------

                                                             Year ended
                                                             December 31,
                                                      1996                1995
Revenue                                          $   1,517,712        $  1,510,000
Cost of revenue                                     13,817,904           1,510,000
                                                 -------------        ------------


                                                   (12,300,192)                 --
                                                 -------------        ------------


Operating expenses:
   Selling, general and administrative              15,931,632           6,116,959
   Research and development                         11,611,113           4,346,169
   Depreciation and amortization                     3,843,397           1,696,341
   Impairment charge for long-lived assets          60,851,167                  --
                                                 -------------        ------------


                                                    92,237,309          12,159,469
                                                 -------------        ------------


      Loss from operations                        (104,537,501)        (12,159,469)

Interest income                                        737,810             166,426
Interest expense                                      (730,000)                 --
                                                 -------------        ------------


      Net loss                                   $(104,529,691)       $(11,993,043)
                                                 =============        ============


                     The accompanying notes are an integral
                       part of these financial statements.

M4 ENVIRONMENTAL L. P.
(EXCLUDING THE RETECH DIVISION)
STATEMENT OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)
-------------------------------------------------------------------------------

                                      General            Limited
                                      Partner            Partners              Total
Balance at December 31, 1994       $    58,371        $   7,128,765        $   7,187,136

Capital contributions                       --           31,000,000           31,000,000

Net loss                              (119,930)         (11,873,113)         (11,993,043)
                                   -----------        -------------        -------------


Balance at December 31, 1995           (61,559)          26,255,652           26,194,093

Capital contributions                       --           30,000,000           30,000,000

Net loss                            (1,045,297)        (103,484,394)        (104,529,691)
                                   -----------        -------------        -------------


Balance at December 31, 1996       $(1,106,856)       $ (47,228,742)       $ (48,335,598)
                                   ===========        =============        =============


                     The accompanying notes are an integral
                       part of these financial statements.

M4 ENVIRONMENTAL L. P.
(EXCLUDING THE RETECH DIVISION)
STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------

                                                                       Year ended
                                                                      December 31,
                                                                1996                1995
Cash flows from operating activities:
   Net loss                                                 $(104,529,691)       $(11,993,043)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
      Depreciation and amortization                             3,843,397           1,696,341
      Impairment charge for long-lived assets                  60,851,167                  --
      Changes in assets and liabilities:
       Accounts receivable                                       (579,624)                 --
       Prepaid expenses and other current assets                 (281,952)           (211,444)
       Due from related parties                                (1,424,884)            205,860
       Accounts payable                                        (2,366,580)          4,039,661
       Accrued expenses and other current liabilities           2,870,843           1,199,274
       Due to MMT                                               6,423,379            (218,965)
                                                            -------------        ------------

        Net cash used in operating activities                 (35,193,945)         (5,282,316)
                                                            -------------        ------------

Cash flows from investing activities:
   Acquisition of property, plant and equipment               (42,962,116)        (13,639,284)
   Purchase of technology and market rights                    (5,000,000)         (6,500,000)
                                                            -------------        ------------


        Net cash used in investing activities                 (47,962,116)        (20,139,284)
                                                            -------------        ------------

Cash flows from financing activities:
   Proceeds from line of credit - LMC                          10,000,000                  --
   Proceeds from long-term debt                                38,000,000                  --
   Debt issuance costs                                           (308,602)                 --
   Proceeds from capital contributions                         30,000,000          31,000,000
                                                            -------------        ------------

        Net cash provided by financing activities              77,691,398          31,000,000
                                                            -------------        ------------


Net (decrease) increase in cash and cash equivalents           (5,464,663)          5,578,400


Cash and cash equivalents, beginning of year                    5,610,000              31,600
                                                            -------------        ------------

Cash and cash equivalents, end of year                      $     145,337        $  5,610,000
                                                            =============        ============



                     The accompanying notes are an integral
                       part of these financial statements.

M4 ENVIRONMENTAL L. P.
(EXCLUDING THE RETECH DIVISION)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


1.      BASIS OF PRESENTATION, ORGANIZATION AND NATURE OF BUSINESS

        M4 Environmental L.P. (the "Partnership"), a Delaware limited partnership, was formed on August 8, 1994. Lockheed Martin Corporation ("LMC") and Molten Metal Technology, Inc. ("MMT"), through their respective wholly-owned subsidiaries, each owned a designated 49.5% limited partnership interest in the Partnership and a 50% interest in M4 Environmental Management Inc. ("INC"), the 1% general partner of the Partnership. The Partnership was formed to commercialize catalytic extraction processing ("CEP") to service the environmental remediation, waste-management, decontamination, and decommissioning needs of the U.S. Department of Defense and the U.S. Department of Energy (the "Market"). In 1994, the Partnership and MMT entered into an agreement to include feedstocks from the United States Enrichment Corporation ("USEC") in the Market. In September 1996, the Partnership, MMT and LMC entered into an agreement which expanded the Partnership's license to include the demilitarization of Japanese chemical weapons (Note 3).

        The core of CEP is a molten metal bath into which waste feedstocks and selected chemicals can be injected. The catalytic and solvent effect of the molten metal bath causes the waste feedstocks to break down into their constituent elements and dissolve in the molten metal bath. The addition of various selected chemicals to the molten metal bath enables the reconfiguration of the elements into useful raw materials.

        On June 16, 1997, MMT and LMC executed agreements to restructure their relationship embodied in the Partnership. The agreement stipulates the following: (1) LMC has the exclusive right to lead and pursue contracts for the clean up of the US Department of Energy's tanked waste site in Hanford, Washington, and MMT will provide directly to LMC certain construction and development services with respect to CEP. (2) MMT has the exclusive right to lead and pursue the worldwide opportunities for processing UF6 and LMC has the right to participate in this market on a case-by-case basis, subject to mutual agreement of the parties. (3) MMT and LMC formed a new limited liability company to be their exclusive vehicle to pursue the processing of chemical weapons worldwide. (4) Retech, a division of the Partnership, was transferred to LMC. (5) MMT became the sole owner of the Partnership excluding the Retech division. After giving effect to the restructuring, the Partnership's principal asset is the Technology Center (Note 4). MMT is responsible for the operation of the Technology Center and is entitled to all future revenue from such operations. MMT and LMC have agreed to share equally the debt service of the $38 million of bonds issued by the Industrial Development Board of Oak Ridge, Tennessee relating to the Technology Center (Note
        7). (6) LMC terminated its line of credit with the Partnership and deemed the approximately $15.8 million aggregate principal and accrued interest outstanding at that time thereunder to have been paid in full and MMT contributed outstanding accounts receivable due from the Partnership of $14.6 million to the Partnership's capital. (7) LMC and MMT generally share equally in substantially all of the costs of the restructuring. (8) All existing agreements between MMT, LMC and the Partnership terminated, including the Partnership's CEP license from MMT. (9) LMC and MMT established a first offer process pursuant to which they will jointly discuss new market opportunities within the Market prior to pursuing them individually.

M4 ENVIRONMENTAL L. P.
(EXCLUDING THE RETECH DIVISION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


        As a result of the restructuring, the accompanying financial statements for M4 Environmental L. P. have been prepared to give effect to the above transaction and therefore exclude the assets, liabilities, results of operations and cash flows of the Retech division of the Partnership as of and for the years ended December 31, 1996 and 1995 ("M4").

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        MANAGEMENT ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates made by management include estimates of future cash flows associated with long-lived assets (Note 4), and useful lives for depreciation and amortization (Note 5). Actual results could differ from those estimates.

        CASH AND CASH EQUIVALENTS

        M4 considers all highly liquid investments that are readily convertible to cash or that have an original maturity of three months or less when purchased to be cash equivalents. Such equivalents consist principally of overnight repurchase agreements. M4 does not require collateral on the excess of its cash deposits or repurchase agreements over federal depository insurance coverage. At December 31, 1996 and 1995, M4 has classified its cash equivalents totaling approximately $145,000 and $5,610,000, respectively, as available-for-sale. These investments are carried at cost which approximates fair value.

        REVENUE RECOGNITION, ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT
        RISK

        During the year ended December 31, 1995, revenue consisted of contractual services performed primarily for one customer, USEC. The contract related to the demonstration by M4 of the feasibility of using CEP to treat certain of USEC's radioactive waste stockpiles.

        During the year ended December 31, 1996, revenues from two customers were $500,000 and $459,000, or 33% and 30% of total revenue, respectively. At December 31, 1996, accounts receivable due from three customers totaled $313,276, $99,000 and $64,370, respectively.

        M4 sells its products and services to various governmental entities. Ongoing credit evaluations of customer's financial condition are performed and collateral is not required. When considered necessary, M4 maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

M4 ENVIRONMENTAL L. P.
(EXCLUDING THE RETECH DIVISION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


        PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment are stated at cost. For assets written down to estimated fair value due to impairment (Note 4), the reduced carrying amount becomes the new cost basis. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Leasehold improvements are amortized over the shorter of the useful life or the remaining term of the lease. Maintenance and repairs are charged to expense as incurred. During 1996, M4 capitalized interest of $1,578,269 related to the construction of a facility in Oak Ridge, Tennessee. No such amounts were capitalized during 1995.

        TECHNOLOGY AND MARKET RIGHTS

        Technology and market rights relate to license fees paid to MMT and are recorded at cost less accumulated amortization (Note 3). For assets written down to estimated fair value due to impairment (Note 4), the reduced carrying amount becomes the new cost basis. Such rights are being amortized using the straight-line method over the estimated useful life of the rights (ten years). Such useful life is an estimate and is subject to change based on, among other factors, the existence or emergence of competing technologies and the degree of acceptance of the technology by M4's targeted customer markets.

        IMPAIRMENT OF LONG-LIVED ASSETS

        Effective January 1, 1996, M4 adopted Statement of Financial Accounting Standards No. 121 ("FAS 121"), Impairment of Long-lived Assets. In accordance with FAS 121, management periodically assesses whether any events or changes in circumstances have occurred that would indicate that the carrying amount of a long-lived asset may not be recoverable. When such an event or change in circumstance occurs, management evaluates whether the carrying amount of such asset is recoverable by comparing the net book value of the asset to estimated future undiscounted cash flows, excluding interest charges, attributable to such asset. If it is determined that the carrying amount is not recoverable, an impairment loss equal to the excess of the carrying amount of the asset over the estimated fair value of such asset is recognized.

        INCOME TAXES

        Prior to the restructuring of the Partnership agreement between MMT and LMC (Note 1), the partners were required to report their respective shares of the Partnership's taxable income or loss in their income tax returns and are liable for any related taxes thereon. Accordingly, no provision for income taxes is made in the financial statements of M4.

        STATEMENT OF CASH FLOW INFORMATION

        Non-cash investing activities include the acquisition of property, plant and equipment from MMT, payable at December 31 as follows:

                                                                                     1996                 1995

         Property, plant and equipment                                       $     7,579,467     $    15,103,621

         During 1996, M4 paid interest of approximately $1,457,370.

M4 ENVIRONMENTAL L. P.
(EXCLUDING THE RETECH DIVISION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         RECLASSIFICATIONS

         Certain reclassifications were made to the 1995 balances in order to conform to the current year presentation. These reclassifications had no effect on the 1995 operating results.


3.       PARTNERSHIP AND RELATED AGREEMENTS

         Pursuant to the agreements between LMC and MMT, LMC was responsible for funding the Partnership's operations through August 1, 1999, including license fees payable to MMT and any equity required in order to obtain project financing for a CEP plant. However, this funding obligation was limited to $20,000,000 in any fiscal year (unless otherwise agreed to by the Partners) and $75,000,000 over the life of the Partnership. On March 26, 1997, MMT and LMC executed a letter of intent that contemplated the restructuring of the Partnership discussed in Note 1. After the date of the letter of intent, MMT and LMC agreed to fund the operations of the Partnership in a manner consistent with the proposed restructuring agreements and upon execution of the restructuring, MMT contributed accounts receivable due from the Partnership of $14.6 million to the Partnership capital. On June 16, 1997, upon execution of the restructuring agreements, the Partnership, excluding the Retech division, became a wholly owned subsidiary of MMT.

         In 1996, LMC agreed to provide the Partnership with a line of credit under which it could borrow up to $15 million through the earlier of April 30, 2006 or the date the Partnership entered into a credit facility with a third party (other than a project financing). Borrowings under the agreement bore interest at the higher of the prime rate of a bank plus 2% (10.25% at December 31, 1996) or 2.5% above the Federal Funds Rate. At December 31, 1996, $10 million was outstanding under the line of credit. During 1996, the Partnership paid LMC interest of $99,419. At December 31, 1996, accrued expenses and other current liabilities included $86,816 of interest due to LMC. Under the terms of the restructuring agreements, LMC terminated its line of credit to the Partnership and deemed the approximately $15.8 million aggregate principal and accrued interest outstanding at that time to have been paid in full.

         MMT granted the Partnership an exclusive license, subject to certain exceptions, to use the CEP technology for the Market and to sublicense the CEP technology, under certain conditions, to qualified third parties for use in the Market. The Partnership paid MMT $14 million for this license ($7.5 million in 1994 and $6.5 million in 1995). In September 1996, the Partnership, MMT and LMC entered into an agreement which expanded the Partnership's license to include the demilitarization of Japanese chemical weapons. In return for the expansion of the license, the Partnership paid a $5 million license fee to MMT. At December 31, 1996 and 1995, technology and market rights, after the impairment charge described in Note 4, included $13.5 million (less accumulated amortization of $3.4 million)

M4 ENVIRONMENTAL L. P.
(EXCLUDING THE RETECH DIVISION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         and $14 million (less accumulated amortization of $1.9 million), respectively, related to license payments to MMT. Additionally, the Partnership was obligated to pay MMT a $2 million success fee upon the start-up of each of the first three CEP plants. During 1996 and 1995, the Partnership paid MMT $4 million and $2 million, respectively, of such fees. The CEP technology licenses owned by the Partnership were cancelled as part of the restructuring and a new limited liability company has been formed by LMC and MMT to pursue the processing of chemical weapons worldwide.

         The Partnership's obligations for the aforementioned license fees were guaranteed by LMC. LMC had also agreed to provide guaranties of any project or third party financing obtained for the development of CEP plants by the Partnership. In return for the guaranties, the Partnership paid LMC a fee of 2% of the average amount of guaranteed debt outstanding. If LMC withdrew its guaranties under certain circumstances, as allowed by the Partnership agreement, MMT had the right to terminate the Partnership. At December 31, 1996, accrued expenses and other current liabilities included approximately $728,000 due to LMC for guarantee fees related to the Industrial Development Board bonds (Notes 6 and 7). Under the terms of the restructuring agreements, this amount was forgiven by LMC as part of the $15.8 million discussed above.

         MMT provided, under certain conditions, research and development and certain other technical services to M4. Amounts incurred for such services were approximately $42,121,000 and $21,568,000 in the periods ended December 31, 1996 and 1995, respectively, and consist of the following:

                                                         1996              1995
         Engineering and construction services       $37,768,000        $20,265,00
         Research, development and consulting
           services                                    4,353,000         1,303,000
                                                     -----------       -----------
                                                     $42,121,000       $21,568,000
                                                     -----------       -----------

         Amounts incurred for research, development and consulting services are expensed as incurred. Amounts related to engineering and construction services are generally capitalized as plant and equipment.


4.       IMPAIRMENT OF LONG-LIVED ASSETS

         In accordance with FAS 121, M4 reviewed for impairment of long-lived assets when events or changes in circumstances indicated that an asset's carrying value may not be recoverable. Pursuant to the restructuring of the Partnership described in Note 1, M4 (the principal asset of which is the Technology Center - primarily CEP units - after giving effect to the restructuring) became solely owned by MMT, and MMT is entitled to all future revenue from the operations of the Technology Center. Additionally, the Partnership's CEP license terminated upon the consummation of the restructuring. As a result of these circumstances,

M4 ENVIRONMENTAL L. P.
(EXCLUDING THE RETECH DIVISION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         management performed an assessment of the recoverability of the net book value of the assets related to the Technology Center and of the technology and market rights related to the CEP license as of December 31, 1996 and determined that these assets were impaired.

         An independent appraisal was obtained to determine the estimated fair value of these assets. Estimated fair value of the Technology Center assets was determined utilizing a discounted cash flow technique. Estimated fair value of the technology and market rights was determined based on an analysis of the price paid for the rights adjusted by technology and market related factors to reflect changes in these items from the date of payment. An impairment charge of $60,851,167 was recognized in the 1996 statement of operations.


5.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consist of the following:

                                                     ESTIMATED
                                                    USEFUL LIFE                  DECEMBER 31,
                                                     IN YEARS                1996             1995
         Office furnishings and equipment               5-7              $ 1,851,956       $   780,646
         Computer equipment and software                  5                2,839,274         1,514,729
         CEP units                                        7                2,928,283         4,865,880
         Leasehold improvements                         5-7                3,593,514           521,161
         Construction in progress                        --               13,167,120        21,515,147
                                                                         -----------       -----------


                                                                          24,380,147        29,197,563

         Less - Accumulated depreciation                                   2,576,918           302,799
                                                                         -----------       -----------


                                                                         $21,803,229       $28,894,764
                                                                         -----------       -----------

        Depreciation and amortization expense for the periods ended December 31, 1996 and 1995 was $2,274,119 and $219,228, respectively.

M4 ENVIRONMENTAL L. P.
(EXCLUDING THE RETECH DIVISION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


6.      ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consist of the following:

                                                        December 31,
                                                     1996             1995
         Employee compensation and benefits       $2,585,601       $1,235,140
         Due to LMC - debt guarantee fees            728,333               --
         Other accrued expenses                    4,890,055           64,006
                                                  ----------       ----------
                                                  $8,203,989       $1,299,146
                                                  ==========       ==========

7.      LONG-TERM DEBT

        In January 1996, the Partnership completed a tax-exempt bond offering to finance 1995 and 1996 construction expenditures. Pursuant to this financing, the Partnership entered into a loan agreement with the Industrial Development Board of the City of Oak Ridge, Tennessee, which issued revenue bonds of $38 million for the purpose of financing the Partnership's acquisition, construction, and equipping of a CEP facility in Oak Ridge, Tennessee. Borrowings are required to be repaid in 2006, with interest payments at variable rates due monthly beginning in February 1996. The interest rate in effect at December 31, 1996 was 3.2%. The bonds are secured by a letter of credit with a bank. As of December 31, 1996, no drawings had been made against the letter of credit. Unamortized debt issuance costs were $277,742 at December 31, 1996. These costs are being amortized over the term of the debt using the effective interest method. Pursuant to the terms of the restructuring, MMT and LMC have agreed to share equally in the debt service of the $38 million in revenue bonds.


8.      RELATED PARTY TRANSACTIONS

        The corporate purpose of INC is to manage the business of the Partnership and, as such, to pay all liabilities on behalf of the Partnership. The Partnership reimburses INC for all payments made on behalf of the Partnership. Amounts reimbursed to INC were approximately $26,614,000, and $19,535,000 in 1996 and 1995, respectively.

        Advance payments of $379,884 and $31,160 in 1996 and 1995, respectively, were made by the Partnership to INC and are included in due from related parties. Accounts payable and accrued expenses in the accompanying balance sheet represent amounts payable to third party vendors, but for which the actual payment to such vendors will be made on behalf of the Partnership through INC.

M4 ENVIRONMENTAL L. P.
(EXCLUDING THE RETECH DIVISION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


9.      401(K) AND EQUITY APPRECIATION PLANS

        M4 provides a 401(k) defined contribution retirement plan for substantially all full-time employees who meet minimum age and service requirements. Contributions, if any, are at management's discretion.

        In 1995, M4 established an Equity Appreciation Plan (the "Plan") whereby participants are compensated for the increase in the fair value of a partnership unit over a specified base amount. Fair value is determined annually by a compensation committee designated by the executive committee of M4. The Plan awards units to participants which vest ratably over a five year period from the date of grant. All outside directors and employees of M4 and any affiliate are eligible to participate in the Plan. The maximum number of units to be granted under the Plan is 600,000. A total of 202,800 units (with a base amount of $5.60) and 221,950 units (with a base amount of $7.50) were granted during 1996 and 1995, respectively. Compensation expense of approximately $180,000 was recognized related to this plan in 1996. No such expense was recognized during 1995.


10.     FINANCIAL INSTRUMENTS FAIR VALUE DISCLOSURE

        The following disclosures are made in accordance with the provisions of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" ("FAS 107"), which requires the disclosure of fair value information about financial instruments when it is practicable to estimate the value.

                                                   December 31, 1996                    December 31, 1995
                                               -----------------------------       ---------------------------
                                                Carrying          Estimated         Carrying         Estimated
                                                 amount           fair value          amount         fair value
                                               -----------       -----------       ----------       ----------
         Assets:
               Cash and cash equivalents       $   145,337       $   145,337       $5,610,000       $5,610,000

          Liabilities:
               Line of credit-LMC               10,000,000        10,000,000               --               --
               Long-term debt                   38,000,000        38,000,000               --               --

         The following methods and assumptions are used in estimating fair values of financial instruments:

         Cash and cash equivalents - The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their estimated fair values.

         Line of credit - LMC and Long-term debt - The fair value of these financial instruments approximates the carrying value at December 31, 1996. Rates currently available to M4 for debt with similar terms are used to estimate the fair value of existing debt.

M4 ENVIRONMENTAL L. P.
(EXCLUDING THE RETECH DIVISION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

11.      Commitments and Contingencies

         Leases
         M4 has noncancelable operating leases for the Technology Center (the site of the CEP plant), office space, and office equipment. Rent expense under these operating leases was $1,360,117 and $772,167 in 1996 and 1995, respectively. Commitments under noncancelable operating leases with original terms in excess of one year are as follows:

               1997                                $1,016,601
               1998                                 1,046,933
               1999                                 1,010,064
               2000                                   990,732
               2001                                   985,962
               Thereafter                             627,344
                                                   ----------
                                                   $5,677,636
                                                   ----------

        LETTER OF CREDIT

        At December 31, 1996, M4 had outstanding to a customer an irrevocable letter of credit in the amount of $309,306. This letter of credit expired unused on April 30, 1997.

        LITIGATION

        M4 has certain contingent liabilities resulting from litigation and claims incident to the ordinary course of business. Management believes that the probable resolution of such contingencies will not materially affect the financial position or results of operations of the Partnership.

        Subsequent to December 31, 1996, M4 accrued an additional $3 million to cover potential costs for such contingencies.

MOLTEN METAL TECHNOLOGY, INC.
PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 1996
(UNAUDITED)



                                                                 Historical
                                                          ------------------------
                                                                            M4
                                                                        (Excluding      Pro Forma       Pro Forma
                                                             MMT          Retech)      Adjustments      Combined
                                                          -----------   ----------    -----------      -----------

Cash and cash equivalents                                  19,679,104       145,337                     19,824,441
Short term investments                                    109,388,659                                  109,388,659
Accounts receivable                                         2,573,306       579,624                      3,152,930
Accounts receivable from affiliate                          5,525,491                   (5,525,491) a.           0
Unbilled accounts receivable from affiliate                   798,980                     (798,980) a.           0
Due from related parties                                                  1,468,771                      1,468,771
Due from LMC                                                                            28,329,558  b.  28,329,558
Prepaid expenses and other current assets                   6,300,727       507,099                      6,807,826
                                                          -----------    ----------    -----------     -----------
TOTAL CURRENT ASSETS                                      144,266,267     2,700,831     22,005,087     168,972,185

Restricted cash                                             2,592,925                                    2,592,925
Property, plant and equipment, net                        103,553,945    21,803,229    (10,679,943) c. 114,677,231
Technology and market rights, net                          16,363,201    10,083,700     (4,939,330) c.  21,507,571
Debt issuance costs, net                                                    277,742                        277,742
Other assets                                                5,968,911                                    5,968,911
                                                          -----------    ----------    -----------     -----------
                                                          272,745,249    34,865,502      6,385,814     313,996,565
                                                          ===========    ==========    ===========     ===========

Current portion of long term debt                           1,884,486                                    1,884,486
Accounts payable                                           19,273,058     5,470,111                     24,743,169
Accrued expenses                                            6,082,746     8,203,989       (815,149) d.  13,471,586
Accrued interest                                            2,161,297                                    2,161,297
Due to MMT                                                               21,527,000     (6,324,471) a.
                                                                                       (15,202,529) e.           0
Line of credit - LMC                                                     10,000,000    (10,000,000) d.           0
Deferred revenue                                            1,647,472                                    1,647,472
Deferred income from affiliate                              4,586,870                   (4,586,870) f.           0
                                                          -----------    ----------    -----------     -----------
TOTAL CURRENT LIABILITIES                                  35,635,929    45,201,100    (36,929,019)     43,908,010

Long term debt                                            164,753,334    38,000,000                    202,753,334
Due to related parties                                      1,385,889                                    1,385,889
Deferred income from affiliate                              2,437,500                                    2,437,500
Accumulated losses of affiliate in excess of investment     5,020,765                   (5,020,765) g.           0
Stockholders' equity                                       63,511,832                                   63,511,832
                                                          -----------    ----------    -----------     -----------
                                                          272,745,249    83,201,100    (41,949,784)    313,996,565
                                                          ===========    ==========    ===========     ===========


NOTE 1

The pro forma balance sheet has been prepared to reflect the restructuring of the relationship between LMC and MMT formerly embodied in the M4 Partnership. Pro forma adjustments are made to reflect:

a.  The elimination of intercompany balances.
b. The receivable from LMC for its portion of the net liabilities of M4 in accordance with the restructuring agreements.

c. The adjustment to the carrying value of fixed assets as a result of the restructuring.

d. The forgiveness of LMC of the line of credit, related interest and debt guarantees of M4.
e.  The forgiveness of MMT of accounts payable owed by M4.
f.  The elimination of MMT deferred income against the related M4 assets.
g.  The elimination of the accumulated losses of M4.

MOLTEN METAL TECHNOLOGY, INC. AND SUBSIDIARIES
PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1996
(UNAUDITED)


                                                               HISTORICAL
                                                       ----------------------------
                                                                            M4
                                                                        (EXCLUDING      PRO FORMA         PRO FORMA
                                                           MMT           RETECH)       ADJUSTMENTS         COMBINED
                                                        ----------     -----------     ----------         -----------

Research and development                                 8,307,140       1,517,712                         9,824,852
Construction, R&D, and consulting from affiliate        42,120,717                    (42,120,717) a.              0
Technology transfer and success fees from affiliate     13,083,333                    (13,083,333) a.              0
                                                        ----------     -----------    -----------        -----------
                                                        63,511,190       1,517,712    (55,204,050)         9,824,852
                                                        ----------     -----------    -----------        -----------
Cost of revenue - R&D                                    8,247,081      13,817,904                        22,064,985
Cost of revenue - Construction, R&D, consulting
 technology transfer and success fees from affiliate    42,231,549                     (42,231,549) a.             0
R&D                                                     26,183,268      11,611,113                        37,794,381
Selling, general and administrative                     18,708,514      19,775,029      (1,311,994) b.    37,171,549
Impairment charge                                                       60,851,167                        60,851,167
                                                        ----------     -----------     -----------       -----------
                                                        95,370,412     106,055,213     (43,543,543)      157,882,082
Equity loss from affiliate                             (31,612,891)                     31,612,891  c.             0
                                                       -----------     -----------     -----------       -----------
                                                       (63,472,113)   (104,537,501)     19,952,384      (148,057,230)
Interest income                                          8,812,303         737,810                         9,550,113
Interest expense                                        (6,521,654)       (730,000)                       (7,251,654)
                                                       -----------     -----------     -----------       ------------
Net loss                                               (61,181,464)   (104,529,691)     19,952,384      (145,758,771)
                                                       ===========     ===========     ===========       ===========
Net loss per share                                          $(2.62)                                           $(6.25)
                                                       ===========                                       ===========
Weighted average common and common equivalent
 shares outstanding                                     23,313,243                                        23,313,243
                                                       ===========                                       ===========



NOTE 1

The pro forma statement of operations has been prepared to reflect the restructuring outlined in Note 1 to the pro forma balance sheet. Pro forma adjustments are made to reflect:

a.  The elimination of sales to affiliate and related cost of sales.
b. The reduction of depreciation and amortization expense as a result of the write-down of fixed assets on a straight-line basis over the life of the assets (fixed assets: 5-7 years, construction in progress: 0 years, technology and market rights: 10 years).
c.  The elimination of MMT's share of M4's losses.